PACIFIC PARAGON INVESTMENT FUND LTD.

Suite 707, 1030 West Georgia Street, Vancouver, B.C. V6N 2N7

PH: (604) 689-2646 FAX: (604) 689-1289

December 1, 2001

Pacific Rodera Ventures Inc.

707 - 1030 West Georgia Street

Vancouver, B.C.

V6E 2Y3

Dear Sirs,

RE: ADMINISTRATIVE SERVICES AGREEMENT DATED 1ST DAY OF MARCH 1999

Please let this letter serve as a Letter of Agreement effective December 1st, 2000 the parties hereby agree that the monthly remuneration will be increased to THREE THOUSAND AND FIVE HUNDRED ($3,500) per month plus applicable Goods and Services tax.

All other clauses in the Administrative Services Agreement dated 1st day of March 1999 will remain in full force and effect.

Yours truly,

PACIFIC PARAGON INVESTMENT FUND LTD.

Per: /s/ "Harry Chew"

Harry Chew

President

Accepted this 1st day of December 2000 by:

PACIFIC RODERA VENTURES INC.
/s/ "Harry Chew"	/s/ "David J.L. Williams"
Director	Director